AGREEMENT TO PURCHASE CERTAIN ASSETS
                           AND ASSUME THE DEPOSITS OF
                            THE GRINNELL, IOWA OFFICE
                                 OF VANTUS BANK


     THIS AGREEMENT is entered into on this 18th day of September, 2008, by and between LINCOLN SAVINGS BANK ("Buyer"), an Iowa state bank with its principal place of business in Cedar Falls, Iowa, and VANTUS BANK ("Seller"), a federal savings bank having its principal place of business in Sioux City, Iowa.

     WHEREAS, subject to the terms and conditions of this Agreement, Buyer desires to purchase certain assets and assume the deposits of Seller's Grinnell, Iowa, office (the "Office") and Seller desires to sell such assets and transfer the deposits of the Office to Buyer.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    SECTION 1
                                 SALE OF ASSETS

     1.1 Sale and Purchase of Acquired Assets. On the Closing Date (as defined in Section 8.1), subject to the terms and conditions of this Agreement, Seller shall sell, assign, transfer and convey to Buyer and Buyer shall purchase from Seller, free and clear of all liens, security agreements and encumbrances of any kind, all right, title and interest of Seller in and to the following assets (the "Acquired Assets"):

     (a) The real estate locally known as 1025 Main Street, Grinnell, Iowa, on which the Office is located, and the buildings, structures, and improvements thereon constituting the operating premises of the Office, including all equipment, furniture, and fixtures and also including the Office telephone numbers to the extent permitted by Seller's telephone provider (the "Operating Facility"). The legal description of the real estate and a list of the equipment, furniture and fixtures to be conveyed at the Office is attached as Schedule A;

     (b) Seller's automated teller machine ("ATM") located at Grinnell College and the cash on hand in the ATM as of the close of business on the Closing Date;

     (c) All loans associated with the Office (the "Loans") and to be attached to this Agreement as Schedule B on the Closing Date, including all promissory notes, evidences of indebtedness and agreements for the payment of money, unfunded loan commitments and lines of credit, and all related collateral, documents, instruments, papers, security agreements, financing statements, guarantees, abstracts of title, appraisals, financial statements, payment histories, file notes and all other documentation related to the Loans (the "Loan Documentation");

     (d) All office supplies in Seller's possession at the Office on the Closing Date other than those with the name or logo of Seller;

     (e) All assets related to the safe deposit business, if any, conducted by the Seller at the Office ("Seller's Safe Deposit Business"), including all related safe deposit boxes, keys, signature cards, combinations, prepaid rents (prorated through the close of business on the Closing Date), customer agreements (including to all contracts and leases), accounts receivable and files, books and records, and including custody of all customer assets held by Seller in safe deposit boxes located at the Office;

     (f) All interest earned, but not collected, on all assets purchased pursuant to this section;

     (g) Pre-paid FDIC insurance premiums related to the Deposits assumed, if any;

     (h) All savings bonds redeemed but not returned related to depositors or other customers of the Office;

     (i) All signature cards, including electronic images, pertaining to the Deposits (as defined in Section 2.1) and all other files, documents, books and records in Seller's possession or control relating to the Deposits including all canceled checks and/or negotiable orders of withdrawal, deposit agreements, customer statements and customer correspondence; and

     (j)       Cash on hand at the Office, including teller cash and vault cash.

     1.2 Assets Excluded From Sale. The following assets of Seller shall not be conveyed and will remain the property of Seller:

     (a)       All charged-off loans,  partially  charged-off loans and lines of
               credit  and  other   non-ledger   assets   including   recoveries
               therefrom;

     (b) All prepaid expenses and resulting refunds except maintenance contracts on equipment acquired by Buyer from Seller;

     (c) All insurance and surety bond contracts and the proceeds from any claims made thereon and the rights to all return premiums;

     (d)       All rights to tax refunds;

     (e) All contingent claims against directors, officers and employees of the Seller;

     (f)       The Southbrooke Green, Ltd. partnership interest;

     (g) All loan servicing contracts related to loans sold to the secondary market; and

     (h) Information technology, computers and other equipment related to Seller's Disaster Recovery Program and personnel training.


                                    SECTION 2
                             ASSUMPTION OF DEPOSITS

     2.1 Liabilities Assumed. On Closing Date, Buyer will assume all deposits associated with the Office and to be attached as Schedule C on the Closing Date including accrued and unpaid interest thereon (the "Deposits"). The term "Deposits" as used herein shall not include deposits of the Office identified on Schedule C as specifically not being assumed. In addition, Buyer shall assume the following liabilities to the extent they are related to the operations of the Office as mutually agreed upon by the parties (together with Deposits, the "Assumed Liabilities"):

     (a) Income collected but not earned on assets of Seller purchased by Buyer hereunder;

     (b) Amounts due to third parties pursuant to service and maintenance contracts entered into in the ordinary course of business by Seller and assumed by Buyer pursuant to this Agreement;

     (c)       Treasury Tax and Loan Accounts held by Seller;

     (d)       All unfunded loan commitments and lines of credit;

     (e) The obligations of Seller under the lease of the copier/printer located at the Office; and

     (f) One-half of the retention bonuses paid to all employees of Seller assigned to the Office not to exceed twenty one thousand seven hundred and fifty dollars ($21,750.00).

     2.2 Payments of Checks, Drafts and Orders. Buyer hereby agrees, from and after the Closing, to pay all properly drawn checks, drafts and withdrawal orders presented to it by mail, over its counters or through clearing by depositors of the Office, whether drawn on the check or draft forms provided by Seller or by Buyer, to the extent that the collected deposit balances to the credit of respective makers or drawers assumed by Buyer pursuant to Section 2.1 of this Agreement are sufficient to permit the payment thereof, and in all other respects to discharge, in the usual course of conducting a banking business, the duties and obligations of Seller with respect to the balances due and owing to the depositors of the Office assumed by Buyer. Seller shall promptly process all checks and provide all notices to enable Buyer to meet all statutory and regulatory deadlines. Buyer shall indemnify, hold harmless, and defend Seller from and against all claims, losses, and liabilities, including reasonable attorneys' fees and expenses, arising out of Buyer's acts pursuant to this section. Seller shall indemnify, hold harmless, and defend Buyer from and against all claims, losses, and liabilities, including reasonable attorneys' fees and expenses, arising out of Seller's acts under this section.

     2.3 Deposits. Subject to the applicable provisions of law, beginning on the Closing Date, Buyer hereby agrees to pay interest on all deposits assumed by it pursuant to Section 2.1 of this Agreement in accordance with the terms of each written agreement relating to each such deposit and honor all the terms and conditions of such agreements.

     2.4   Informational   Reporting  and  Buyer's   Post-Closing   Obligations.

     (a) Seller shall remain responsible for all federal and state income tax informational reporting in connection with form 1099 and backup withholding relating to those liabilities assumed pursuant to Section 2.1 of this Agreement for all payments prior to the Closing Date. Buyer agrees to be responsible for all federal and state income tax informational reporting in connection with form 1099 and backup withholding relating solely to those liabilities assumed pursuant to Section 2.1 of this Agreement for all payments on and after the Closing Date; provided, however, Buyer shall not assume any liabilities relating to or arising from Seller's acts or omissions with respect thereto prior to the Closing Date.

     (b) With respect to the real estate described in Schedule A and the equipment, furniture, and fixtures described in Schedule A, Seller agrees to be responsible for payment or retain the obligations of (i) all real estate and personal property taxes and assessments for prior tax years and those that, as of the Closing Date, are a lien on the property to which they pertain but are not yet due and payable and (ii) a pro rata share of the real estate taxes for the fiscal/tax year 2008-2009, said proration based upon the current assessed value, millage rate and cutback percentage allowed for commercial real estate; and

     (c) Buyer agrees to assume the duties and obligations of Seller arising after the Closing Date with respect to Seller's Safe Deposit Business including the maintenance of all necessary facilities for the use of the safe deposit boxes by the renters thereof during the periods for which such persons have paid rent therefor in advance to Seller, subject to and in accordance with the provisions of the applicable leases or other agreements relating thereto, and Seller's liabilities with respect to all safe deposit rents.

     2.5 Liabilities Not Assumed.

     (a)       Buyer will not assume,  pay, nor perform any  liability of Seller
               of  any  kind  or  nature   whatsoever  other  than  the  Assumed
               Liabilities expressly assumed hereunder.

     (b) Without limiting the general and all-inclusive nature of the foregoing:

               (i) Buyer shall not acquire nor take assignment of any employment contracts, employment liabilities, nor any rights or obligations relating to Seller's employees, including but not limited to any retirement, deferred compensation, or employee benefit plans.

               (ii) Buyer will not assume or otherwise become liable for any income, excise, sales, use, gross receipts, franchise, employment, payroll related, property or any other tax of any sort relating to the assets, Seller's business, or property of Seller with respect to any period commenced prior to and including the Closing Date.

               (iii) Buyer will not assume or otherwise be liable for any of the Seller's Federal Home Loan Bank borrowings or purchased Fed Funds.

               (iv) Buyer will not assume or otherwise be liable for any acts of the Seller related to its exercise or failure to exercise its fiduciary responsibilities.


                                    SECTION 3
                                    PAYMENTS

     3.1 Premium Payable to Seller. As provided in Section 3.2, the Buyer shall pay the Seller a premium for the Office equal to the product of the average of the daily balances as of the close of business on the five (5) business days prior to and including the Closing Date of the Deposits multiplied by .1058 (the "Premium").

     3.2 Cash Transfer.

     (a) If the Book Value of the Assumed Liabilities is less than the Book Value of the Acquired Assets, then Buyer shall pay to Seller cash equal to the difference plus the Premium at the Closing.

     (b) If the Book Value of the Assumed Liabilities is more than the Book Value of the Acquired Assets, then Seller shall pay to Buyer cash equal to the difference less the Premium at the Closing.

     For purposes of this Agreement, "Book Value" means the dollar amount stated on the books and records of Seller. The Book Value of any item shall be determined as of the Closing after adjustments made by Seller for differences in accounts, suspense items, unposted debits and credits and other similar adjustments or corrections. Without limiting the generality of the foregoing, the Book Value of a loan shall reflect adjustments for earned or unearned interest, if any, as of the Closing, in each case as determined for financial reporting purposes. The Book Value shall not include any adjustment for loan premiums, discounts or any related deferred income or fees, or general or specific reserves on the books and records of Seller.

     3.3 Loan Servicing Contracts. Within ninety (90) days of the Closing Date Seller shall have sold its contractual rights to service those loans originated at the Office and sold to the secondary market (the "Servicing Rights") to either Buyer or another party. Seller shall first offer the Servicing Rights to Buyer. If Seller and Buyer cannot reach an agreement on the sale of the Servicing Rights within forty-five (45) days of the Closing Date, then Seller shall seek another purchaser of the Servicing Rights.

                                    SECTION 4
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

     4.1 Representations, Warranties and Covenants of Seller. Seller represents, warrants and covenants to Buyer as follows:

     (a) Seller is a federal savings bank duly organized, validly existing and in good standing under federal law and has all requisite power and authority to own its assets and carry on its business as now conducted at the Office, and all charters, licenses, permits, authorizations and other governmental approvals necessary therefor and insurance of its deposits by the Federal Deposit Insurance Corporation are in full force and effect, except where the failure to be so qualified would not have a material adverse effect on the Seller;

     (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the taking of all necessary corporate proceedings by Seller and, subject to obtaining the required regulatory approvals, this Agreement is a valid and binding obligation of Seller. Subject to obtaining the required regulatory approval, Seller has full power, authority and legal right to enter into this Agreement and to consummate the transactions herein contemplated;

     (c) The execution and performance of this Agreement does not and will not violate the provisions of the Charter or Bylaws of Seller, or the provisions of any note, indenture, mortgage, lease, or other agreement or instrument to which Seller or its parent company is a party or by which Seller or its parent company is bound or result in the creation of any lien, charge or encumbrance upon any of the assets sold and purchased hereunder;

     (d) Seller has good and marketable title to the Operating Facility, subject to no liens or encumbrances of any kind or nature;

     (e) Seller has good and marketable title to the other assets sold and purchased hereunder and such assets are subject to no liens or encumbrances of any kind or nature except for securities pledged to secure public funds and Treasury Tax and Loan accounts;

     (f) Seller carries and until the Closing Date will continue to carry insurance and bonds with reputable carriers in respect to the Operating Facility and business substantially of the character and amount carried by banks similarly situated;

     (g) To Seller's Knowledge all loans to be listed on Schedule B and their related Loan Documentation, are valid and correct in all material respects, have all necessary signatures, are genuine as to the signatures of all makers, endorsers, guarantors and other signatories, were given for valid consideration, properly perfected and are enforceable in accordance with their respective terms;

     (h) There are no unpaid charges, debts, liabilities, claims or obligations arising from the construction, ownership or operation of the Operating Facility which could give rise to any mechanic's or materialmen's or other statutory or equitable liens against any such real estate or any part thereof, for which Buyer would be responsible;

     (i) No representation or warranty by Seller in this Agreement nor in any certificate or other instrument furnished or to be furnished to Buyer pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading;

     (j) The Operating Facility and the occupancy or operation thereof is not in violation of any law or any building, zoning, or other ordinance, code or regulation in such manner as to interfere with the use and occupancy thereof in the ordinary course of business of Buyer, except where such violation would not have a material adverse effect on the use or occupancy by the Seller of the Operating Facility in the ordinary course of business of Seller;

     (k) To Seller's Knowledge: (i) the Operating Facility has been at all times in compliance with all Environmental Laws (as hereinafter defined); (ii) there have previously been no conditions on or about the real estate which required or will require clean-up, removal, remedial action or other response pursuant to

               Environmental Laws; (iii) there are currently no conditions on or about the real estate now existing which require or are likely to require clean-up, removal, remedial action, or other response pursuant to Environmental Laws. The term "Environmental Laws" shall mean all federal, state, and local laws including statutes, regulations, ordinances, codes, rules, and other governmental restrictions and requirements relating to the environment or hazardous substances including Iowa Code Chapter 455B, the Toxic Substance Act, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, and regulations of any state department of natural resources or state environmental protection agency now in effect;

     (l) The Acquired Assets are in proper working condition, except for normal wear and tear, and from the date of this Agreement, Seller shall make reasonable efforts to keep such assets in proper working condition. Any and all transferable warranties for any Acquired Asset shall be transferred to Buyer on the Closing Date. Seller has no Knowledge of any material defect in the condition of the Office. No material remodeling will be done to the building prior to Closing;

     (m) Seller shall cooperate with Buyer, furnish all necessary or appropriate information and use its best efforts in making application for regulatory approval of the transactions contemplated hereby;

     (n) Neither Seller nor any of its officers, directors, employees or agents shall negotiate or contract with any other party for the sale of the Acquired Assets or the assumption of the Deposits;

     (o) If any depositors' accounts are in overdraft on the Closing Date, Seller guarantees that within 30 days after the Closing all such overdrafts will be paid by the depositors. Any such overdrafts remaining unpaid at the end of such 30-day period shall be presented to the Seller for payment, and Seller shall pay the amount of the overdraft to Buyer. Buyer agrees to make reasonable efforts to cooperate with Seller in its collection from a depositor of any amounts paid by Seller to Buyer hereunder;

     (p) Until the Closing Date, Buyer shall have periodic access at reasonable times mutually agreeable to Seller and Buyer to the books and records of the Office; and

     (q) No employee at the Office is a party to an employment agreement with Seller.

     (r) Seller will use its reasonable best efforts to cause customers of Seller whose relationship with Seller derives from investment vehicles associated with the Office as set forth on Schedule D to transfer such investment relationships from Seller to Buyer, subject to applicable legal requirements, including any rights of such customers to maintain their relationship with Seller.

               "Knowledge"--an individual will be deemed to have Knowledge of a particular fact or other matter if:

                    (i) that individual is actually aware of that fact or matter; or

                    (ii) a reasonable person under similar  circumstances  would have known or been aware of that fact.

     A person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of that person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (i) and (ii) above).

     4.2 Representations, Warranties and Covenants of Buyer. Buyer hereby represents, warrants, and covenants to Seller as follows:

     (a) Buyer is an Iowa state bank that is duly organized, validly existing and in good standing as a state bank under the laws of the State of Iowa;

     (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the taking of all applicable corporate proceedings by Buyer and this Agreement is a valid and binding obligation of Buyer;

     (c) On the Closing Date, Buyer will have all requisite power and authority to consummate the transactions provided for in this Agreement;

     (d) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not and will not violate the provisions of the Articles of Incorporation or Bylaws of Buyer or its parent company or any note, indenture, mortgage, lease, or other agreement or instrument to which Buyer or its parent company is a party or by which it is bound;

     (e) Buyer shall cooperate with Seller, furnish all necessary or appropriate information and use its reasonable best efforts in making application for regulatory approval of the transactions contemplated hereby. Buyer shall be responsible for and bear the expense of obtaining all regulatory approvals required for it to consummate this transaction (but not those required of Seller);

     (f) No representation or warranty by Buyer in this Agreement nor in any certificate or other instrument furnished or to be furnished to Seller pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading;

     (g) Although Buyer does not intend to enter into any employment agreements with employees of Seller, it is Buyer's intention to retain on at at will basis all of Seller's employees that are assigned to the Office, and Buyer will honor the years of service credited to each of Seller's employees at the Office with respect to the level of benefits provided by Buyer to its employees, and Buyer will allow any of Seller's employees who become employed by Buyer upon completion of the transaction, to rollover such employee's 401(k) Plan assets into Buyer's 401(k) Plan.

     4.3 Survival of Warranties and Representations. All warranties and representations made by the parties in this Agreement shall be deemed to have been made again on and as of the Closing Date and shall survive the Closing Date of this Agreement for one (1) year from and after the Closing Date.

                                    SECTION 5
                        CONDUCT OF BUSINESS UNTIL CLOSING

     5.1 Conduct of Business. Until the Closing, Seller shall continue to conduct the business and operations of the Office and the Operating Facility in the usual and ordinary course consistent with past practice. Without limiting the generality of the foregoing, during this period, Seller will do or refrain from doing the following:

     (a) Seller shall continue to pay all interest on the Deposits as such interest becomes due and payable in the ordinary course of business;

     (b)       Seller  shall not  accept  any  deposits  except in the  ordinary course of business and upon substantially the same terms, including interest rates, maturities and other applicable terms, as those generally prevailing at the time for comparable transactions for similarly situated customers in the Grinnell market area;

     (c) Seller shall make no major changes in its policies and methods of operation, including interest paid to depositors; and

     (d) Seller will make cash payments to each of its employees assigned to the Office in an amount equal to the cash value of such employee's accrued paid time off, up to two weeks' of such employee's pay.

     5.2 Letters to Customers. Seller agrees to deliver to each of Seller's customers that are depositors at the Office within a reasonable time after the date of this Agreement a letter setting forth the proposed sale of the Office to Buyer, including the assumption by Buyer of the Deposits. The letter shall be subject to the prior approval of the Seller. Any additional notices to Seller's customers prior to the Closing Date shall be approved in advance by both Seller and Buyer, which approvals shall not unreasonably be withheld or delayed.

     5.3 Data Processing. Seller agrees to assist Buyer and cooperate with Buyer in the computer data transfer from Seller's data processing server to Buyer's data processing server related to the Deposits and Loans including Seller's imaged loan files. Buyer shall be responsible for the costs associated with services rendered to Buyer by outside third-parties in connection with the data transfer from Seller's data processing server to Buyer's data processing server. The parties agree that the data transfer and imaged loan files will require Seller's cooperation and assistance after the Closing and this obligation shall survive the Closing.

     5.4 Board Approval. The board of directors of Seller shall approve this Agreement and the consummation of the transactions contemplated by this Agreement within five (5) business days of the date of this Agreement.

     5.5 IRA and Keogh Plan Deposits.

     (a) On or before the Closing Date, to the extent that such accounts will transfer to Buyer, Seller shall: (i) resign as of the close of business on the Closing Date as the trustee or custodian, as applicable, of each IRA and Keogh Plan of which it is the trustee or custodian; (ii) to the extent permitted by the documentation governing each such IRA or Keogh Plan and applicable law, appoint Buyer as successor trustee or custodian, as applicable, of each such IRA or Keogh Plan, and Buyer hereby accepts each such trusteeship or custodianship under the terms and conditions of Buyer's plan documents for its IRA and Keogh Plans, and assumes all fiduciary and custodial obligations with respect thereto as of the close of business on the Closing Date; and (iii) deliver to the IRA grantor or Keogh Plan named fiduciary, of each such IRA or Keogh Plan such notice of the foregoing as is required by the documentation governing such IRA or Keogh Plan or applicable law. Buyer shall be solely responsible for delivering its IRA and Keogh Plan documents to the applicable IRA grantor and Keogh Plan named fiduciary, including, but not limited to, a beneficiary designation form to be completed by the applicable IRA grantor or Keogh Plan participant; provided, however that in the event the IRA grantor or Keogh Plan participant dies before such time as Buyer receives a properly completed beneficiary designation form, Seller shall make available to Buyer such information as may exist in Seller's files regarding any beneficiary designation it may have regarding such decedent. If, pursuant to the terms of the documentation governing any such IRA or Keogh Plan or applicable law; (x) Seller is not permitted to appoint Buyer as successor trustee or custodian, or the IRA grantor or Keogh Plan or named fiduciary objects in writing to such designation, or is entitled to, and does, in fact, name a successor trustee or custodian other than Buyer; or (y) such IRA or Keogh Plan includes assets that are not Deposits and are not being transferred to Buyer or the assumption of such deposit liabilities included in such IRA or Keogh Plan or would result in a loss of qualification of such IRA or Keogh Plan under the Code, all deposit liabilities of Seller held under such IRA or Keogh Plan shall be excluded from the Deposits. Upon appointment as a successor custodian for such IRAs or as a successor trustee for such Keogh Plans, Buyer shall perform the services and carry out the duties and obligations required of it under the applicable plans, the Code and applicable federal and state laws and regulations.

     (b) To the extent the Deposits include certain IRAs and Keogh Plans that are required to make certain periodic distributions to the IRA account owner or Keogh Plan participant (or beneficiary) either at the account owner's or participant's request or because the account owner or participant has attained age 70-1/2, effective as of the Closing Date, Buyer agrees to continue to make such periodic distributions in accordance with the reasonable distribution instructions forwarded by Seller to Buyer. Buyer hereby assumes the obligation to pay each minimum distribution required by federal law by December 31 of the calendar year in which the Closing occurs and, in consideration thereof, Seller agrees not to withhold the amount of such distributions from the aggregate amount of the Deposits.

     (c) Prior to the Closing Date, Seller shall provide to Buyer copies of all plan documents and beneficiary designation forms in Seller's possession with respect to the IRAs and Keogh Plans.

     5.6 No Solicitation of Accounts by Buyer. Prior to the Closing Date, neither Buyer nor any of its agents or affiliates shall solicit customers of Seller through advertising specifically referencing or targeted to such customers of Seller nor transact their respective businesses in such a way which is reasonably likely to (a) induce such customers to close deposit accounts with Seller and open deposit accounts directly with Buyer or any of its affiliates, or (b) result in the transfer of all or a portion of an existing deposit account from Seller. Notwithstanding the foregoing sentence, Buyer and its affiliates shall be permitted to (i) engage in advertising, solicitations or marketing campaigns not primarily directed to or targeted at such customers, (ii) engage in lending, deposit, or other financial services relationships existing as of the date hereof with such customers through branch offices of Buyer, (iii) respond to unsolicited inquiries by such customers with respect to banking or other financial services offered by Buyer and (iv) provide notices or communications relating to the transactions contemplated hereby in accordance with the provisions hereof.


                                    SECTION 6
                             COVENANT NOT TO COMPETE

     For a period of three (3) years after the Closing Date, Seller, its agents, representatives, parent corporation, and affiliates shall not, directly or indirectly:

     (a) operate, purchase, own, or maintain or have a direct or indirect interest in any banking, insurance or investment business within the city limits of Grinnell, Iowa or any municipality or unincorporated area of Poweshiek County, Iowa;

     (b)       solicit the loan or deposit  business of any person who is either
               (i) a customer of Seller at the Office as of the date of this Agreement or the Closing Date or (ii) a resident of, or does business in, Poweshiek County, Iowa, other than through general advertising that does not specifically target former customers of Seller; provided however, Seller shall be permitted to solicit
               (x) any existing customers of Seller's other branch offices,  and
               (y) other individuals that reside in Poweshiek County who become customers of Seller's other branch offices after the Closing Date as a result of general advertising that does not specifically target former customers of Seller.

     (c) hire, retain or attempt to hire or retain any current employee or independent contractor of Buyer, provided, however, that this shall not apply (i) if any such employee shall terminate his/her employment with Buyer, without direct or indirect inducement or interference by Seller, or has been terminated by Buyer or any of its affiliates for any reason or (ii) if such employee is hired by a Seller or any of its affiliates as a result of a general solicitation for employment in newspaper advertisements or other periodicals of general circulation not specifically targeted to employees of Buyer, or in any way interfere with the relationship between Buyer and any of its current employees or independent contractors.

Notwithstanding anything contained in this Section 6 to the contrary, Seller may purchase whole loans or loan participations from or sell whole loans or loan participations to any financial institution regardless of where located.


                                    SECTION 7
                         CONDITIONS PRECEDENT TO CLOSING

     7.1 Conditions to Obligation of Buyer. The obligations of Buyer to perform on the Closing Date are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions:

     (a) Buyer shall not have discovered any material error, misstatement or omission in the representations and warranties made herein by Seller;

     (b)       Buyer's  due  diligence  examinations  of the Office  pursuant to
               Section 10 shall not disclose a material adverse change in the Deposits between the date of this Agreement and the Closing Date, as reasonably determined by Buyer; provided, however, that changes in interest rates paid by Seller with respect to its sources of borrowed funds, including deposits, repurchase agreements and Federal funds purchased, which changes are caused by general money market fluctuations shall not be considered in determining what shall constitute such a material adverse change;

     (c) Seller shall have performed and complied in all material respects with all of the terms, agreements, covenants, and conditions required by this Agreement to be performed and complied with by Seller prior to or on the Closing Date;

     (d) No claim, suit, action or other proceeding shall have been instituted or threatened before any court or governmental body, or by any public authority, to restrain or prohibit the consummation of the transactions contemplated herein or to obtain damages or other relief in connection with this Agreement;

     (e) Buyer shall have obtained all requisite regulatory approvals required by applicable law or governmental regulations necessary or appropriate to enable Buyer to acquire the Operating Facility, and assume the Deposits. Such regulatory approvals include, but are not limited to the FDIC and the Iowa Division of Banking; and

     (g) Seller shall have delivered to Buyer all instruments and document which may be required to vest in Buyer all of Seller's right, title and interest in and to the Operating Facility and the Loan Documentation, including a warranty deed for the Operating Facility, a bill of sale for all loans, equipment, furniture, fixtures and other personal property, assignments of all leases and assignments of all safe deposit box rental agreements.

     7.2 Conditions to Obligations of Seller. The obligations of Seller to perform on the Closing Date are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions:

     (a) Seller shall not have discovered any material error, misstatement or omission in the representations and warranties made herein by Buyer;

     (b) Buyer shall have performed and complied in all material respects with all of the terms, agreements, covenants and conditions required by this Agreement to be performed and complied with by Buyer prior to or on the Closing Date; and

     (c) No claim, suit, action or other proceeding shall have been instituted or threatened before any court or governmental body, or by any public authority, to restrain or prohibit the consummation of the transactions contemplated herein or to obtain damages or other relief in connection with this Agreement.

     7.3 Termination. This Agreement and the transactions contemplated by this Agreement may be terminated at any time on or before the Closing Date:

     (a) By written notice by Buyer to Seller if one or more of the conditions set forth in Section 7.1 shall not have been satisfied or if Buyer determines such conditions cannot or will not be satisfied for any reason; or

     (b) By written notice by Seller to Buyer if one or more of the conditions set forth in Section 7.2 shall not have been satisfied or if Seller determines such conditions cannot or will not be satisfied for any reason; or

     (c)       By the mutual written consent of Buyer and Seller; or

     (d) By written notice by Buyer or Seller to the other party if the Closing Date is not on or prior to January 31, 2009.

     Upon the termination provided above, all rights, obligations, duties and liabilities among the parties hereto with respect to the subject matter of this Agreement shall be extinguished, provided, however, that, if this Agreement is terminated because of a willful breach of this Agreement by the non-terminating party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the party's intentional failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired. Buyer and Seller shall have the right to waive any of the conditions precedent for their benefit and any breach or default on the part of the other party hereto. The parties may extend the deadline set forth in subsection (d) by mutual consent which will not be unreasonably withheld.


                                    SECTION 8
                                     CLOSING

     8.1 Closing Date and Location. The closing of this transaction (the "Closing") shall take place on December 15, 2008 or such other time and place mutually agreed upon by the parties on a day which is not more than thirty (30) calendar days following the receipt of all requisite regulatory approvals and the expiration of all waiting periods imposed by law or by rule, regulation or order of any regulatory authority having jurisdiction over the subject matter of this Agreement (the "Closing Date").

     8.2 Items to be Delivered by Seller at Closing. In addition to the items required to be delivered to Buyer by Seller pursuant to the other terms of this Agreement, on or before the Closing Date, Seller shall deliver to Buyer the following:

     (a) Such instruments of sale, assignment, conveyance and transfer, including but not necessarily limited to a warranty deed in a form substantially similar to the one attached as Exhibit 1 and a Bill of Sale in a form substantially similar to the one attached as Exhibit 2, both duly executed in and in form and content satisfactory to counsel for Buyer, as are necessary or appropriate to vest in Buyer good and marketable title to and possession of the Operating Facility and other Acquired Assets described in Section 1;

     (b) All records pertaining to the Loans, Loan Documentation and Deposits which are necessary or appropriate to enable Buyer to conduct the banking business previously conducted by Seller at the Office such as signature cards, contracts between Seller and its depositors, deposit slips, cancelled checks and all other records relating to the Deposits;

     (c) Seller's keys to the safe deposit boxes and Seller's records related to the safe deposit boxes at the Office;

     (d) Such other Acquired Assets as shall be capable of physical delivery;

     (e) A certificate of a proper officer of Seller, dated the Closing Date, certifying to fulfillment of all conditions which are the obligation of Seller and that all of the representations and warranties of Seller set forth in this Agreement remain true and correct in all material respects on the Closing Date;

     (f) Certified copies of a resolution of the Board of Directors of Seller approving the sale of the Office;

     (g) Consents of any third parties necessary to permit the valid and effective assumption of the Deposits or acquisition of the Operating Facility;

     (h) Such certificates and other documents as Buyer and its counsel may reasonably require to indicate the receipt by Seller of all necessary corporate and regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement;

     (i) Schedules B and C, approved by Buyer who may reject any Loan or Deposit proposed by Seller to be listed on the respective schedules, provided that Buyer must provide a reasonable commercial explanation to Buyer for any such rejection. Seller shall deliver to Buyer a draft of Schedules B and C at least five
               (5) business days prior to the Closing Date;

     (j) If the condition of Section 3.2(b) is met, the cash due from Seller to Buyer pursuant to Section 3.2(b).

     8.3 Items to be Delivered by Buyer at Closing. In addition to the items required to be delivered to Seller by Buyer pursuant to the other terms of this Agreement, on or before the Closing Date, Buyer shall deliver to Seller the following:

     (a) A certificate and receipt acknowledging the delivery and receipt of possession of the property and records referred to in this Agreement;

     (b) Certified copies of a resolution of the Board of Directors of Buyer approving the purchase of the Office;

     (c) Such certificates and other documents as Seller and its counsel may reasonably require to evidence the receipt by Buyer of all necessary corporate and regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement;

     (d) An assumption agreement in a form substantially similar to the one attached as Exhibit 3 whereby Buyer assumes and agrees to pay or perform those liabilities and obligations of Seller, which Buyer has specifically agreed herein to pay or perform;

     (e) All regulatory approvals necessary to permit the valid and effective sale, assignment, transfer and conveyance to Buyer of the Operating Facility and the transfer and assumption of the Deposits;

     (f) A certificate of a proper officer of Buyer, dated the Closing Date, certifying to fulfillment of all conditions which are the obligation of Buyer and that all of the representations and warranties of Buyer set forth in this Agreement remain true and correct in all material respects on the Closing Date; and

     (g) If the condition of Section 3.2(a) is met, cash due from Buyer to the Seller pursuant to Section 3.2(a).

     8.4 Rejection of Loans. For a period of one ninety (90) days following the Closing, Buyer shall have the right to return to Seller at any time or times any Loan sold to Buyer at the Closing and any loan commitment or line of credit that were assumed pursuant to Section 2.1, provided that Buyer must provide a reasonable commercial explanation to Buyer for any such return. For each loan returned to Seller, Buyer shall be entitled to receive from Seller in exchange for the Loan and related Loan Documentation an amount equal to the Book Value of the Loan on the Closing Date less any principal payments received.

                                    SECTION 9
                              POST-CLOSING MATTERS

     9.1 Right to Collect. After Closing, Buyer shall have the sole right to make collections with respect to all Loans sold hereunder.

     9.2 Notice to Borrower. Seller will send notices to each person who is obligated on each Loan that the Loan has been sold, transferred and assigned to Buyer. All such notices shall be mailed or delivered by Buyer and shall be in a form prepared by Buyer and approved by Seller. Seller will thereafter promptly turn over to Buyer, in the form received and properly endorsed, all checks, drafts, money orders or other instruments of payment that may come into the possession of Seller as payment of the Loans sold hereunder.

     9.3 Power of Attorney. Effective as of the Closing Date, Seller hereby names, constitutes and appoints Buyer and any of its officers, agents, employees or representatives its duly authorized attorney and agent with full power and authority to endorse notes, and/or security instruments, or any other such documentation relating to the Loans sold hereunder in Seller's name, to receive and collect any and all monies due under such Loans and to enforce performance of all such Loans and instruments covered thereby, including the assignment of mortgages, security agreements and financing statements.

     9.4 Modification of Loans. With respect to all Loans sold hereunder, Buyer shall have the right to release any and all instruments of record or any debtors or guarantors of such instruments of record and to supplement or replace such instruments, debtors or guarantors with any like or similar instruments, debtors or guarantors, to extend or modify periods of time of payment or any other terms or provisions of such instruments and generally to do and perform any and all things necessary and incident to collection of the Loans sold hereunder with equal rights, privileges and powers which Seller has or was entitled to exercise.

     9.5 Seller as Agent. For a period not to exceed 120 days after the Closing Date, Seller agrees to receive on behalf of Buyer all Federal recurring payments and automated clearing house ("ACH") transfers directed to Seller, and to act as Buyer's collecting bank for the receipt of checks, drafts, negotiable orders of withdrawal, and electronic fund transfers drawn before or after the Closing Date on Deposits assumed by Buyer in accordance with the procedures to be agreed upon by the parties. In executing its duties under this Section, Seller is acting only as agent for the collection of items drawn on Buyer. Seller shall not supply any missing endorsements, or act as collecting bank for returned deposits, or, except as otherwise specifically provided in this Agreement, act as returning bank for any items not paid by Buyer. Unless caused by the gross negligence or willful misconduct of Seller, any risks of loss associated with the interim servicing, including any risk of loss associated with insufficient funds, shall be the responsibility of Buyer. Buyer shall indemnify, hold harmless, and defend Seller from and against all claims, losses, and liabilities, including reasonable attorneys' fees and expenses, arising out of Buyer's acts pursuant to this section.

     9.6 Payment of Items Delivered by Seller. For a period not to exceed 120 days after the Closing Date, Buyer agrees to honor and pay all properly payable drafts, checks, negotiable orders of withdrawal, or electronic fund transfers delivered by Seller, drawn on or chargeable to the Deposits, provided they are not stale, subject to stop payment orders, or drawn on insufficient funds.

     9.7 Return of Items. Buyer agrees to be solely responsible for the return of any Federal recurring payments, ACH transactions, checks, drafts, negotiable orders of withdrawal, or electronic fund transfers delivered by Seller to Buyer under this Section 9.

     9.8 Notice of Return. Seller agrees to notify Buyer of the return to it of any items deposited in, or cashed at, the Office prior to the Closing Date and shall expeditiously forward any such items to Buyer. At Closing, Seller shall notify Buyer which amounts in which deposit accounts are not immediately available funds, and Buyer shall not make such funds available to customer prior to the time required by law. If Buyer cannot recover on such items after a good faith commercially reasonable effort, Seller shall reimburse Buyer for such items upon assignment of such items by Buyer to Seller. However, Buyer shall not be obligated to initiate any suit in law or equity in order to have its actions or efforts under this Section 9.8 constitute good faith or commercially reasonable efforts.

     9.9 Settlement. The parties agree to settle for the transactions described in this Section 9 on a daily basis by wire transfer of immediately available funds in accordance with procedures to be agreed upon by them.

     9.10 Records. In the event Buyer needs records relating to the servicing of a deposit that predates or are not included in the records assigned under this Agreement in order to resolve a dispute or inquiry, Seller will make a good faith effort to provide such information and copies of pertinent documents in accordance with applicable law and its standard retention practices.

     9.11 Stop Payment Orders. Buyer shall honor all stop payment orders initiated on or prior to the Closing Date. If Buyer makes a payment in violation of any such order, Buyer shall be solely liable for such payment and shall indemnify Seller from and against all claims, losses and liabilities, including reasonable attorneys' fees and expenses, relating to such payment. In the event that Buyer shall make any payment in violation of a stop payment order initiated on or prior to the Closing Date but not reflected in stop payment documents delivered to Buyer prior to such payment, Seller shall indemnify, hold harmless, and defend Buyer from and against all claims, losses, and liabilities, including reasonable attorneys' fees and expenses, arising out of any such payment.

     9.12  Assignment  of  Items.   Buyer  and  Seller  will  make   appropriate
arrangements pursuant to which Buyer shall assign to Seller and Seller will fully recompense Buyer for:

     (a) Items returned to Buyer on account of negligence, errors, or improper banking practices or procedures by Seller, or forgery or fraud, which are drawn on or chargeable to the Deposits and for which the transaction date on the item was on or prior to the Closing Date; and

     (b) Items returned to Buyer for "uncollected funds" which are drawn on or chargeable to the Deposits, for which the transaction date on such returned item is on or prior to the Closing Date.

     9.13 Notice to Depositors. As soon as practicable after the date Buyer receives written notice of regulatory approval of the transactions contemplated by this Agreement, Seller and Buyer shall give notice to depositors of Seller who have Deposits listed on Schedule C of the timing and fact of Buyer's assumption of the Deposit liabilities and respective deposit agreements of Seller to the extent such assumption is provided for herein, along with practical information required to transfer the accounts to Buyer's system, by mailing to each such depositor a joint notice with respect to such matters. Buyer agrees that it will obtain prior approval from Seller, which approval will not be unreasonably denied, of any such notices and of any advertisements which refer to, or use the name of, Seller and that such notices and advertisements shall not be mailed or published until such approval is received. Seller will act upon all requests for such approval within two (2) business days of the request. Failure to act within the two (2) business day period shall be deemed approval by Seller. Immediately after Buyer's receipt of regulatory approval of the transactions contemplated by this Agreement, Seller shall provide Buyer with all information needed to generate the notices contemplated by this Section 9.13.

                                   SECTION 10
                                  DUE DILIGENCE

     10.1 Follow-up Due Diligence. As soon as practicable after receipt by Buyer of all required regulatory approvals, but at least five (5) business days prior to the Closing Date, Buyer shall be given the opportunity to conduct such due diligence investigation of the books, records and properties of the Office and the Operating Facility as Buyer deems appropriate.

                                   SECTION 11
                                 INDEMNIFICATION

     11.1 Indemnification and Reimbursement by Seller.

     (a) For a period of three (3) years from the Closing Date, Seller will indemnify and hold harmless Buyer, and its agents, representatives, shareholders, subsidiaries and affiliates (collectively, the "Indemnified Persons"), and will reimburse the Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a Third-Party Claim (collectively, "Damages"), arising from or in connection with:

     (i) any breach of any representation or warranty made by Seller in this Agreement;

     (ii) any breach of any covenant or obligation of Seller in this Agreement or in any other certificate, document, writing or instrument delivered by Seller pursuant to this Agreement;

     (iii) any liability arising out of or resulting from any act or omission by Seller or any of its directors, officers, employees or agents prior to the Closing Date; or

     (iv)   any retained liabilities pursuant to Section 2.5.

     (b) For a period of three (3) years from the Closing Date, Buyer will indemnify and hold harmless Seller, and its agents, representatives, shareholders, subsidiaries and affiliates (collectively, the "Indemnified Persons"), and will reimburse the Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a Third-Party Claim (collectively, "Damages"), arising from or in connection with:

     (i) any breach of any representation or warranty made by Buyer in this Agreement;

     (ii) any breach of any covenant or obligation of Buyer in this Agreement or in any other certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement;

     (iii) any liability arising out of or resulting from any act or omission by Buyer or any of its directors, officers, employees or agents prior to the Closing Date; or

     (iv) any assumed liabilities pursuant to Section 2.1, except with respect to any action arising out of or resulting from any act or omission by Seller or any of its directors, officers, employees or agents prior to the Closing Date.

     11.2 Third-Party Claims.

     (a) Promptly after receipt by an Indemnified Person of notice of the assertion of a claim against it for which such Indemnified Person may be entitled to indemnification pursuant to Section 11.1 (a "Third-Party Claim"), such Indemnified Person shall give notice to the Seller or Buyer, as applicable (hereinafter in this Section 11.2, referred to as "Seller")of the assertion of such Third-Party Claim, provided that the failure to notify the Seller will not relieve the Seller of any liability that it may have to any Indemnified Person, except to the extent that the Seller demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice.

     (b)       If an Indemnified  Person gives notice to the Seller  pursuant to
               Section 11.2(a) of the assertion of a Third-Party Claim, the Seller shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Seller is also a person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or (ii) the Seller fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person. After notice from the Seller to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Seller shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 11 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the
               Indemnified  Person  in  connection  with  the  defense  of  such
               Third-Party Claim, other than reasonable costs of investigation previously incurred. If the Seller assumes the defense of a
               Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in

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               that  Third-Party  Claim are within  the scope of and  subject to indemnification, and (ii) no compromise or settlement of such Third-Party Claims may be effected by the Seller without the Indemnified Person's consent unless (A) there is no finding or admission of any violation of law or any violation of the rights of any person; (B) the sole relief provided is monetary damages that are paid in full by the Seller; and (C) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its consent. If notice is given to Seller of the assertion of any Third-Party Claim and the Seller does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Seller shall be deemed to have reserved its right to challenge whether the Third-Party Claim falls within the scope of Section 11.1, above, but shall not
               challenge   the  amount  of  the  Damages   resulting   from  the
               determination made in such Third-Party Claim or any compromise or settlement effected in good faith by the Indemnified Person.

     (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Seller, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Seller will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                                   SECTION 12
                                  MISCELLANEOUS

     12.1 Publicity. Any press releases and public communications concerning this Agreement or the transactions contemplated hereby by either party, other than notices required by federal or state regulations, including the federal securities laws, shall require the prior approval of the other party, which shall not be unreasonably withheld.

     12.2 Post-Closing Cooperation. For no less than three (3) years following the Closing Date, Seller shall cooperate and use its best efforts to have the present and former officers, directors and employees of Seller cooperate with

Buyer at Buyer's expense, in the execution and delivery of any further instruments of transfer and furnishing of information, evidence, testimony, and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to the transaction which occurred prior to the Closing Date.

     12.3 Expenses. Each party shall pay its own expenses in connection with the negotiation of and consummation of the transactions contemplated hereby.

     12.4 Notices. All notices, requests, demands and other communications required or permitted by any provision of this Agreement shall be in writing and shall be deemed to have been duly given at the time either personally delivered or sent by registered or certified mail, postage prepaid, as follows:

                  If to Buyer, to:      Emily J. Girsch
                                        Lincoln Savings Bank
                                        508 Main Street
                                        P.O. Box E
                                        Reinbeck, IA 50669

                  With a copy to:       Howard O. Hagen
                                        Dickinson, Mackaman, Tyler & Hagen, P.C.
                                        699 Walnut Street, 1600 Hub Tower,
                                        Des Moines, IA 50309-3986

                  If to Seller, to:     Mike Moderski
                                        Vantus Bank
                                        329 Pierce Street
                                        PO Box 897
                                        Sioux City, IA 51141

                  With a copy to:       Luse Gorman Pomerenk & Schick, P.C.
                                        5335 Wisconsin Avenue, N.W.
                                        Suite 400
                                        Washington, D.C. 20015
                                        Attn: Robert B. Pomerenk, Esq.

     12.5 Entire Agreement. This Agreement and the documents and instruments referred to herein constitute the entire agreement between the parties hereto and supersede all other understandings and letters of intent with respect to the subject matter hereof.

     12.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.

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
     12.7 Headings. The headings of the sections contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

     12.8 Severability. In the event any provision of this Agreement is rendered invalid or unenforceable by federal or state legislation or regulation issued in accordance with law or declared null and void by a court of competent jurisdiction, the remainder of this Agreement shall remain in effect, unless such removal has the effect of materially altering the obligations of either party to the extent that in the judgment of the party affected it will (a) cause serious financial hardship to such party, (b) cause such party to act in violation its corporate articles or bylaws, or (c) substantially impair the ability of such party to carry out its obligations under this Agreement or achieve the purposes of this Agreement, then the party so affected shall have the right to terminate this Agreement upon written notice to the other party.

     12.9 Assignment. This Agreement and the rights and obligations of the parties may not be assigned. Nothing expressed or referred to herein is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy, or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the parties hereto that this Agreement, the rights, obligations and responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the respective parties hereto.

     12.10   Counterparts.   This   Agreement   may  be   executed  in  multiple
counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     12.11 Regulatory Applications. The parties shall use their best effort to have prepared and filed within 30 calendar days of the date of this Agreement all applications to the proper regulatory authorities which may be required for the consummation of the transactions herein contemplated. Buyer agrees to provide Seller a copy of all proposed final bank regulatory applications at least five (5) business days prior the date it intends to file such applications. If Seller does not provide written objection to the filing of such applications within such five (5) day period, then Seller shall be deemed to have accepted such applications. Seller may waive this five (5) day period in writing.

     12.12 Interpretation. In this Agreement, unless a clear contrary intention appears:

     (a)       the singular number includes the plural number and vice versa;

     (b) reference to any person includes such person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a person in a particular capacity excludes such person in any other capacity or individually;

     (c)       reference to any gender includes each other gender;

     (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

     (e) reference to any legal requirement means such legal requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any legal requirement means that provision of such legal requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or re-enactment of such section or other provision;

     (f) "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

     (g)       "including"  (and  with  correlative   meaning  "include")  means
               including without limiting the generality of any description preceding such term;

     (h)       "or" is used in the inclusive sense of "and/or";

     (i) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and

     (j) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

     12.13 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

     12.14 Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

     Executed by the parties hereto by their duly authorized officers on the day and date first above written.

LINCOLN SAVINGS BANK                        VANTUS BANK


By: /s/ Emily J. Girsch                     By: /s/ Barry E. Backhaus
    -------------------------------             ------------------------------
    Emily J. Girsch                             Barry E. Backhaus
    First Vice President/Controller             President and Chief Executive
                                                Officer

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